                                                                     EXHIBIT 3.5



                                     BYLAWS

                                       OF

                           CHAMPION ENTERPRISES, INC.

                     (As amended through December 2, 2003)



                              TABLE OF CONTENTS

ARTICLE I - Offices                                                          1
         1.01     Principal Office                                           1
         1.02     Other Offices                                              1

ARTICLE II - Seal                                                            1
         2.01     Seal                                                       1

ARTICLE III - Capital Stock                                                  1
         3.01     Issuance of Shares                                         1
         3.02     Certificates for Shares                                    1
         3.03     Transfer of Shares                                         2
         3.04     Registered Shareholders                                    2
         3.05     Lost or Destroyed Certificates                             2

ARTICLE IV - Shareholders and Meetings of Shareholders                       3
         4.01     Place of Meetings                                          3
         4.02     Annual Meeting                                             3
         4.03     Special Meetings                                           3
         4.04     Notice of Meetings                                         3
         4.05     Record Dates                                               3
         4.06     List of Shareholders                                       4
         4.07     Quorum                                                     4
         4.08     Proxies                                                    4
         4.09     Inspectors of Election                                     4
         4.10     Voting                                                     5
         4.11     Nomination and Shareholder Business Proposal               5
                  (A)      Annual Meetings of Shareholders                   5
                  (B)      Special Meetings of Shareholders                  6
                  (C)      General                                           6

ARTICLE V - Directors                                                        7
         5.01     Number; Qualifications                                     7
         5.02     Election, Resignation and Removal                          7
         5.03     Vacancies                                                  7
         5.04     Annual Meeting                                             7
         5.05     Regular and Special Meetings                               8
         5.06     Notices                                                    8
         5.07     Quorum                                                     8
         5.08     Executive and Other Committees                             8
         5.09     Dissents                                                   9
         5.10     Compensation                                               9
         5.11     Employment of Others                                       9

ARTICLE VI - Notices, Waivers of Notice and Manner of Acting                10
         6.01     Notices                                                   10
         6.02     Waiver of Notice                                          10
         6.03     Action Without a Meeting                                  10

ARTICLE VII - Officers                                                      10
         7.01     Number                                                    10
         7.02     Term of Office, Resignation and Removal                   10
         7.03     Vacancies                                                 11
         7.04     Authority                                                 11


ARTICLE VIII - Duties of Officers                                           11
         8.01     Chairman of the Board                                     11
         8.02.      Vice Chairman of the Board                              11
         8.03     President                                                 11
         8.04     Vice Presidents                                           11
         8.05     Secretary                                                 11
         8.06     Treasurer                                                 12
         8.07     Assistant Secretaries and Treasurers                      12
         8.08     Bonds                                                     12

ARTICLE IX - Special Corporate Acts                                         12
         9.01     Orders for Payment of Money                               12
         9.02     Contracts and Conveyances                                 12

ARTICLE X - Books and Records                                               13
         10.01    Maintenance of Books and Records                          13
         10.02    Reliance on Information, Opinions, Reports                13
         10.03    Fiscal Year                                               13

ARTICLE XI - Indemnification                                                13
         11.01    Right to Indemnification                                  13
         11.02    Right of Claimant to Bring Suit                           14
         11.03    Non-Exclusivity of Rights                                 15
         11.04    Insurance                                                 15

ARTICLE XII - Amendments                                                    15
         12.01    Amendments                                                15

ARTICLE XIII - Control Shares and Control Share Acquisitions                15
         13.01    Control Share Acquisitions                                15


                                     BYLAWS
                                       OF
                           CHAMPION ENTERPRISES, INC.

                      (As amended through December 2, 2003)


                                    ARTICLE I
                                     Offices


        1.01 Principal Office. The principal office of the Corporation shall be at such place within the State of Michigan as the Board of Directors shall determine from time to time.

        1.02 Other Offices. The Corporation may also have offices at such other places as the Board of Directors from time to time determines or the business of the Corporation requires.


                                   ARTICLE II
                                      Seal


        2.01 Seal. The Corporation shall have a seal in such form as the Board of Directors may from time to time determine. The seal may be used by causing it or a facsimile to be impressed, affixed, reproduced or otherwise.


                                   ARTICLE III
                                  Capital Stock


        3.01 Issuance of Shares. The shares of capital stock of the Corporation shall be issued in such amounts, at such times, for such consideration and on such terms and conditions as the Board shall deem advisable, subject to the provisions of the Articles of Incorporation of the Corporation and the further provisions of these Bylaws, and subject also to any requirements or restrictions imposed by the laws of the State of Michigan.

        3.02 Certificates for Shares. The shares of the Corporation shall be represented by certificates signed by the Chairman of the Board, President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or its employee. In case an officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issuance. A certificate representing shares shall state upon its face that the Corporation is formed under the laws of the State of Michigan; the name of the person to whom it is issued; the number and class of shares, and the designation of the series, if any, which the certificate represents; the par value of each share represented by the certificate, or a statement that the shares are without par value; and such other provisions as may be required by the laws of the State of Michigan.

        3.03 Transfer of Shares. The shares of the capital stock of the Corporation are transferable only on the books of the Corporation upon surrender of the certificate therefor, properly endorsed for transfer, and the presentation of such evidences of ownership and validity of the assignment as the Corporation may require.

        3.04 Registered Shareholders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business, or in the course of recapitalization, consolidation, merger, reorganization, sale of assets, liquidation or otherwise and for the purpose of votes, approvals and consents by shareholders, and for the purpose of notices to shareholders, and for all other purposes whatever, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Michigan.

        3.05 Lost or Destroyed Certificates. Upon the presentation to the Corporation of a proper affidavit attesting the loss, destruction or mutilation of any certificate or certificates for shares of stock of the Corporation, the Board of Directors shall direct the issuance of a new certificate or certificates to replace the certificates so alleged to be lost, destroyed or mutilated. The Board of Directors may require as a condition precedent to the issuance of new certificates any or all of the following:

                 (a) Presentation of additional evidence or proof of the loss, destruction or mutilation claimed;

                 (b) Advertisement of loss in such manner as the Board of Directors may direct or approve;

                 (c) A bond or agreement of indemnity, in such form and amount and with such sureties, or without sureties, as the Board of Directors may direct or approve;

                 (d) Payment of any expenses incurred by the Corporation in processing the claim of loss, or in lieu thereof payment of a lost certificate processing fee in such amount as the Board of Directors may authorize or approve;

                 (e) The order or approval of a court or judge.

                                   ARTICLE IV
                    Shareholders and Meetings of Shareholders


        4.01 Place of Meetings. All meetings of shareholders shall be held at the principal office of the Corporation or at such other place as shall be determined by the Board of Directors and stated in the notice of meeting.

        4.02 Annual Meeting. The Annual Meeting of Shareholders of the Corporation shall be held on such business day in the months of April or May of each year, at such time, as the Board of Directors may fix. Directors shall be elected at each Annual Meeting and such other business transacted as may properly come before the meeting in accordance with these Bylaws. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled Annual Meeting of Shareholders. Any Annual Meeting of Shareholders may be adjourned by the Chairman of the meeting or pursuant to a resolution of the Board of Directors.

        4.03 Special Meetings. Special meetings of the shareholders may be called by the Chairman of the Board, or by the President, or pursuant to resolution of the Board of Directors. Business transacted at a special meeting of shareholders shall be confined to the purpose or purposes of the meeting as stated in the notice of the meeting. The Board of Directors acting by resolution may postpone and reschedule any previously scheduled special meeting of shareholders. Any special meeting of shareholders may be adjourned by the Chairman of the meeting or pursuant to resolution of the Board of Directors.

        4.04 Notice of Meetings. Except as otherwise provided by statute, written notice of the time, place and purposes of a meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting, either personally, by mailing such notice to his last address as it appears on the books of the Corporation or by any other means permitted under the laws of the State of Michigan. No notice need be given of an adjourned meeting of the shareholders provided the time and place to which such meeting is adjourned is announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice as provided in this Bylaw.

        4.05 Record Dates. The Board of Directors, the Chairman of the Board (if such office is filled) or the President may fix in advance a date as the record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders or an adjournment thereof, or to express consent or to dissent from a proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of a dividend or allotment of a right, or for the purpose of any other action. The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting or adjournment thereof, or to express consent or to dissent from such proposal, or to receive payment of such dividend or to receive such allotment of rights, or to participate in any other action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, or otherwise, after any such record date. Nothing in this Bylaw shall affect the rights of a shareholder and his transferee or transferor as between themselves.

        4.06 List of Shareholders. The Secretary of the Corporation or the agent of the Corporation having charge of the stock transfer records for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. The list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each shareholder; be produced at the time and place of the meeting; be subject to inspection by any shareholder during the whole time of the meeting; and be prima facie evidence as to who are the shareholders entitled to examine the list or vote at the meeting.

        4.07 Quorum. Unless a greater or lesser quorum is required in the Articles of Incorporation or by the laws of the State of Michigan, the shareholders present at a meeting in person or by proxy who, as of the record date for such meeting, were holders of a majority of the outstanding shares of the Corporation entitled to vote at the meeting shall constitute a quorum at the meeting. Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy. When the holders of a class or series of shares are entitled to vote separately on an item of business, this Bylaw applies in determining the presence of a quorum of such class or series for transaction of such item of business.

        4.08 Proxies. A shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize other persons to act for him by proxy. A shareholder may authorize another person or persons to act for him or her as proxy in any manner permitted under the laws of the State of Michigan. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided by the laws of the State of Michigan.

        4.09 Inspectors of Election. The Board of Directors, in advance of a shareholders' meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the shareholders' meeting may, and on request of a shareholder entitled to vote thereat shall, appoint one or more inspectors. In case a person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting or at the meeting by the person presiding thereat. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots or consents determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting or a shareholder entitled to vote thereat, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.

        4.10 Voting. Each outstanding share is entitled to one vote on each matter submitted to a vote, unless otherwise provided in the Articles of Incorporation. Votes may be cast orally, in writing or by any other means permitted under the laws of the State of Michigan as the Chairman of the meeting may choose, except that upon the written request of a shareholder served on the President or Secretary not less than forty-eight (48) hours prior to the time fixed for the meeting, votes shall be cast in writing. Votes taken orally shall be cast by, and votes cast in writing shall be signed by, the shareholder or his proxy. Votes made by any other means shall be cast in a manner which is reasonably designed to ensure authenticity. When an action, other than the election of directors, is to be taken by a vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater plurality is required by the Articles of Incorporation or by the laws of the State of Michigan. Except as otherwise provided by the Articles of Incorporation, directors shall be elected by a plurality of the votes cast at any election.

        4.11 Nomination and Shareholder Business Proposal.

                 (A)      Annual Meetings of Shareholders.

                          (1) Nominations of persons for election to the Board
of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Bylaw, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Bylaw.

                          (2) For nominations or other business to be properly
brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (A)(1) of this Bylaw, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholders' notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                          (3) Notwithstanding anything in the second sentence of
paragraph (A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholders' notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                 (B) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided hereunder, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Bylaw. Nominations by shareholders of persons for election to the Board of Directors may be made at such a special meeting of shareholders if the shareholder's notice required by paragraph (A)(2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

                 (C) General.

                     (1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. The Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal shall be disregarded.

                     (2) For purposes of this Bylaw, "public announcement" shall mean disclosures in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Exchange Act.


                                    ARTICLE V
                                    Directors

        5.01 Number; Qualifications. The business and affairs of the Corporation shall be managed by a Board of not less than three nor more than nine directors as shall be fixed from time to time by the Board of Directors. Directors need not be residents of Michigan or shareholders of the Corporation. No person who has reached age 72 shall be eligible for election to the Board of Directors (but an incumbent director who reaches age 72 during his term of office shall continue to serve until the next Annual Meeting of Shareholders and until his successor is elected and shall have qualified).

        5.02 Election, Resignation and Removal. Directors shall be elected at each annual meeting of the shareholders, each to hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or until his resignation or removal. A director may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or a subsequent time as set forth in the notice of resignation. A director or the entire Board of Directors may be removed, with or without cause, by vote of the holders of a majority of the shares entitled to vote at an election of directors.

        5.03 Vacancies. Vacancies in the Board of Directors occurring by reason of death, resignation, removal, increase in the number of directors or otherwise shall be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless filled by proper action of the shareholders of the Corporation. Each person so elected shall be a director for a term of office continuing only until the next election of directors by the shareholders.

        5.04 Annual Meeting. The Board of Directors shall meet each year immediately after the Annual Meeting of the Shareholders, or within three days of such time excluding Sundays and legal holidays if such later time is deemed advisable, at the place where such meeting of the shareholders has been held or such other place as the Board may determine, for the purpose of election of officers and consideration of such business that may properly be brought before the meeting; provided, that if less than a majority of the directors appear for an annual meeting of the Board of Directors the holding of such annual meeting shall not be required and the matters which might have been taken up therein may be taken up at any later special or annual meeting, or by consent resolution.

        5.05 Regular and Special Meetings. Regular meetings of the Board of Directors may be held at such times and places as the majority of the directors may from time to time determine at a prior meeting or as shall be directed or approved by the vote or written consent of all the directors. Special meetings of the Board may be called by the Chairman of the Board (if such office is filled) or the President and shall be called by the President or Secretary upon the written request of any two directors.

        5.06 Notices. No notice shall be required for annual or regular meetings of the Board or for adjourned meetings, whether regular or special. Three days written notice shall be given for special meetings of the Board, and such notice shall state the time, place and purpose or purposes of the meeting.

        5.07 Quorum. When the Board of Directors or any committee thereof consists of seven or less persons, a majority of the Board of Directors then in office, or of the members of a committee thereof, constitutes a quorum for the transaction of business. When the Board of Directors or any committee thereof consists of eight or more persons, less than a majority but in no event less than one-third of the members may constitute a quorum. The vote of a majority of the directors present at any meeting at which there is a quorum shall be the acts of the Board or of the committee, except as a larger vote may be required by the laws of the State of Michigan. A member of the Board or of a committee designated by the Board may participate in a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Participation in a meeting in this manner constitutes presence in person at the meeting.

        5.08 Executive and Other Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, appoint two or more members of the Board as an executive committee to exercise all powers and authorities of the Board in management of the business and affairs of the Corporation; provided, however, that such committee shall not have power or authority to:

                 (a) amend the Articles of Incorporation;

                 (b) adopt an agreement of merger or consolidation;

                 (c) recommend to shareholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets;

                 (d) recommend to shareholders a dissolution of the Corporation or revocation of dissolution;

                 (e) amend these Bylaws;

                 (f) fill vacancies in the Board;

                 (g) fix the compensation of the directors for serving on the Board or on a committee; or

                 (h) unless expressly authorized by the Board, declare a dividend or authorize the issuance of stock.

        The Board of Directors from time to time may, by like resolution, appoint such other committees of one or more directors to have such authority as shall be specified by the Board in the resolution making such appointments. The Board of Directors may designate one or more directors as alternate members of any committee who may replace an absent or disqualified member at any meeting thereof.

        5.09 Dissents. A director who is present at a meeting of the Board of Directors, or a committee thereof of which he is a member, at which action on a corporate matter is taken is presumed to have concurred in that action unless his dissent is entered in the minutes of the meeting or unless he files his written dissent to the action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent does not apply to a director who voted in favor of such action. A director who is absent from a meeting of the Board, or a committee thereof of which he is a member, at which any such action is taken is presumed to have concurred in the action unless he files his written dissent with the Secretary of the Corporation within a reasonable time after he has knowledge of the action.

        5.10 Compensation. The Board of Directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the Corporation as directors or officers.

         5.11 Employment of Others. To assist in the performance of its duties, the Board of Directors or any committee thereof may employ any other corporation or any association, syndicate, trust, firm or individual, or any group or combination thereof, to serve, assist, advise or inform it, and may confer thereon such powers and authorities as it may deem advisable, and make or contract to make such payments, fees or other remuneration for services rendered as the Board may deem desirable.

                                   ARTICLE VI
                 Notices, Waivers of Notice and Manner of Acting


        6.01 Notices. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given by mail, telegram, cablegram or any other means permitted under the laws of the State of Michigan to any shareholder, director or committee member at his or her last address as it appears on the books of the Corporation.

        6.02 Waiver of Notice. Notice of the time, place and purpose of any meeting of shareholders, directors or committee of directors may be waived by telegram, facsimile transmission, cablegram or other writing, either before or after the meeting, or in such other manner as may be permitted by the laws of the State of Michigan. Attendance of a person at any meeting of directors or a committee of directors, constitutes a waiver of notice of the meeting except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called and convened.

        6.03 Action Without a Meeting. Any action required or permitted at any meeting of shareholders or directors or committee of directors may be taken without a meeting, without prior notice and without a vote, if all of the shareholders or directors or committee members entitled to vote thereon consent thereto in writing.


                                   ARTICLE VII
                                    Officers


        7.01 Number. The Board of Directors shall elect or appoint a President, a Secretary and a Treasurer, and may elect a Chairman of the Board, a Vice Chairman of the Board, and one or more Vice Presidents, Assistant Secretaries and/or Assistant Treasurers and such other officers as it shall deem advisable. Any two or more of the above offices may be held by the same person, but no officer shall execute, acknowledge or verify an instrument in more than one capacity. The Board of Directors shall designate a chief executive officer and may, from time to time, but shall not be required to do so, designate a chief operating officer, a chief financial officer and/or a chief administrative officer.

        7.02 Term of Office, Resignation and Removal. An officer shall hold office for the term for which he is elected or appointed and until his successor is elected or appointed and qualified, or until his resignation or removal. An officer may resign by written notice to the Corporation. The resignation is effective upon its receipt by the Corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the Board with or without cause. The removal of an officer shall be without prejudice to his contract rights, if any. The election or appointment of an officer does not of itself create contract rights.

        7.03 Vacancies. The Board of Directors may fill any vacancies in any office occurring for whatever reason.

        7.04 Authority. All officers, employees and agents of the Corporation shall have such authority and perform such duties in the conduct and management of the business and affairs of the Corporation as may be designated by the Board of Directors and these Bylaws.


                                  ARTICLE VIII
                               Duties of Officers

        8.01 Chairman of the Board. The Chairman of the Board, if such office is filled, shall preside at all meetings of the shareholders and of the Board of Directors at which he is present. The Chairman of the Board shall perform such other duties as the Board of Directors may from time to time prescribe. The Chairman of the Board shall serve as the chief executive officer unless designated otherwise by the Board of Directors. Subject to the direction of the Board of Directors, the chief executive officer shall have the general powers of supervision and management usually vested in the chief executive officer of a corporation, including the authority to vote all securities of other corporations and business organizations which are held by the Corporation.

        8.02. Vice Chairman of the Board. The Vice Chairman of the Board, if such office is filled, shall perform such duties as the Board of Directors may from time to time prescribe.

        8.03 President. The President shall perform such duties as the Board of Directors may from time to time prescribe, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation.

        8.04 Vice Presidents. The Vice Presidents shall perform such duties as the Board of Directors or the President may from time to time prescribe, and shall have authority to execute on behalf of the Corporation any and all contracts, agreements, bonds, deeds, mortgages, leases or other obligations of the Corporation.

        8.05 Secretary. The Secretary shall attend all meetings of the Board of Directors and of shareholders and shall record all votes and minutes of all proceedings in a book to be kept for that purpose. He shall give or cause to be given notice of all meetings of the shareholders and of the Board of Directors. He shall keep in safe custody the seal of the Corporation, and, when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature, or by the signature of the Treasurer or an Assistant Secretary. The Secretary may delegate any of his duties, powers and authorities to one or more Assistant Secretaries, unless such delegation is disapproved by the Board.

        8.06 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books of the Corporation; and shall deposit all moneys and other valuable affects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall render to the President and Directors, whenever they may require it, an account of his transactions as Treasurer and of the financial condition of the Corporation. The Treasurer may delegate any of his duties, powers and authorities to one or more Assistant Treasurers unless such delegation be disapproved by the Board of Directors.

        8.07 Assistant Secretaries and Treasurers. The Assistant Secretaries, in order of their seniority, shall perform the duties and exercise the powers and authorities of the Secretary in case of his absence or disability. The Assistant Treasurers, in the order of their seniority, shall perform the duties and exercise the powers and authorities of the Treasurer in case of his absence or disability. The Assistant Secretaries and Assistant Treasurers shall also perform such duties as may be delegated to them by the Secretary and Treasurer, respectively, and also such duties as the Board of Directors may from time to time prescribe.

        8.08 Bonds. The Board of Directors may require any officer, agent or employee of the Corporation to give bond for the faithful discharge of his duty and for the protection of the Corporation, in such sum and with such surety or sureties as the Board may deem advisable.


                                   ARTICLE IX
                             Special Corporate Acts


        9.01 Orders for Payment of Money. All checks, drafts, notes, bonds, bills of exchange and orders for payment of money of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

        9.02 Contracts and Conveyances. The Board of Directors of the Corporation may in any instance designate the officer and/or agent who shall have authority to execute any contract, conveyance, mortgage or other instrument on behalf of the Corporation, or may ratify or confirm any execution. When the execution of any instrument has been authorized without specification of the executing officers or agents, the Chairman of the Board, the President or any Vice President, and the Secretary or Assistant Secretary or Treasurer or Assistant Treasurer, may execute the same in the name and on behalf of this Corporation and may affix the corporate seal thereto.


                                    ARTICLE X
                                Books and Records


        10.01 Maintenance of Books and Records. The proper officers and agents of the Corporation shall keep and maintain such books, records, and accounts of the Corporation's business and affairs, minutes of the proceedings of its shareholders, Board and committees, if any, and such stock ledgers and lists of shareholders, as the Board of Directors shall deem advisable, and as shall be required by the laws of the State of Michigan and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place which the Board shall determine.

        10.02 Reliance on Information, Opinions, Reports. In discharging his or her duties, a director or officer is entitled to rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                 (a) one or more directors, officers, or employees of the Corporation, or of a business organization under joint or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

                 (b) legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; and

                 (c) a committee of the Board of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth in this Section 10.02 if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted by this Section 10.02 unwarranted.

        10.03 Fiscal Year. The fiscal year of the Corporation shall be on a "52-53 week" basis. This fiscal year shall end with the Saturday which is closest to the last day of December of each year and the next fiscal year shall begin with the Sunday immediately following the Saturday on which the preceding fiscal year ended.


                                   ARTICLE XI
                                 Indemnification

        11.01 Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Michigan Business Corporation Act, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Act permitted the Corporation to provide prior to such amendment) against all expenses, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Section or otherwise.

        11.02 Right of Claimant to Bring Suit. If a claim under Section 11.01 is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Michigan Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Michigan Business Corporation Act, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or it shareholders) that the claimant had not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant had not met the applicable standard of conduct.

        11.03 Non-Exclusivity of Rights. The right conferred on any person by Sections 11.01 and 11.02 shall not be exclusive or any other rights which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

        11.04 Insurance. The Corporation may maintain insurance, at its expense, to protect itself or any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise, or both, against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Michigan Business Corporation Act.


                                   ARTICLE XII
                                   Amendments


        12.01 Amendments. The Bylaws of the Corporation may be amended, altered or repealed, in whole or in part, by the shareholders or by the Board of Directors at any meeting duly held in accordance with these Bylaws, provided that notice of the meeting includes notice of the proposed amendment, alteration or repeal.

                                  ARTICLE XIII
                               Control Shares and
                           Control Share Acquisitions


        13.01 Control Share Acquisitions. The Corporation is subject to Chapter 7B, "Control Share Acquisitions," of the Michigan Business Corporation Act. The Corporation became subject to Chapter 7B effective as of May 31, 1988, pursuant to the adoption of a resolution by the Board of Directors that was filed with the Michigan Department of Commerce. Under Chapter 7B, shares of capital stock of the Corporation constituting "control shares" acquired in "control share acquisitions" (as defined in Chapter 7B) have the same voting rights as were accorded the shares before the "control share acquisition" only to the extent granted by resolution approved by the shareholders of the Corporation in accordance with Chapter 7B.